EXHIBIT 10.27


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                              AMENDED AND RESTATED

                      AGREEMENT RE APPLICATION OF DIVIDENDS

                             As of November 30, 1998

Grove Property Trust
598 Asylum Avenue
Hartford, Connecticut 06105

Dear Sirs:

          The undersigned acknowledges that Grove Property Trust, a Maryland real estate investment trust (the "Company"), has lent certain amounts to the undersigned pursuant to a Promissory Note dated as of the dated hereof (the "Note") for the purpose of facilitating the purchase by the undersigned of the Company's Common Shares of Beneficial Interest, par value $0.01 per share (the shares so purchased by the undersigned, the "Shares").

          In consideration of the foregoing, the undersigned hereby covenants and agrees with the Company as follows:

               1. The undersigned shall perform in all respects his obligations under the Note in accordance with the terms thereof.

               2. Until all amounts owed to the Company by the undersigned pursuant to the Note have been repaid or otherwise satisfied, all dividends which the undersigned is entitled to receive in respect of the Shares shall be held by the Company. Such amounts shall be held for the account of the undersigned to be applied in accordance with the terms hereof.

               3. Dividends held by the Company shall be applied to the payment of interest under the Note, such payment to be made to the Company for the account of the undersigned on the interest payment date next following the payment of the dividend.

               4. Any amounts held by the Company following the payment of interest in accordance with the preceding paragraph shall be paid to the undersigned as promptly as practicable following calculation of the amount of interest to be paid pursuant to the preceding paragraph.

               5. Upon execution and delivery hereof by the Company and the undersigned, the Agreement re Application of Dividends dated as of November 30, 1998 between the Company and the undersigned (the "Original Agreement") shall be superseded in its entirety by this Amended and Restated Agreement re Application of Dividends.

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          If the  foregoing  correctly  sets  forth the  agreement  between  the undersigned and the Company with respect to the subject matter hereof, please sign the enclosed copy of this letter whereupon it shall become a binding agreement and the Original Agreement shall be of no further force and effect.

                                              Very truly yours,

                                              /s/ MUNAWAR CHEEMA

                                              Munawar Cheema

ACCEPTED AND AGREED TO:

GROVE PROPERTY TRUST

By:      /s/ JOSEPH R. LABROSSE
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         Name:    Joseph R. LaBrosse
         Title:   Chief Financial Officer